UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): February 27, 2023

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Explanatory Note

On March 2, 2023, German American Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting the retirement of Randall L. Braun as the Company’s Executive Vice President and Chief Banking Officer effective April 1, 2023. This Amendment No. 1 on Form 8-K/A amends and supplements the Original Report and is being filed to provide recently finalized compensation information as required pursuant to Item 5.02 of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, on March 2, 2023, the Company announced that Randall L. Braun, the Company’s Executive Vice President and Chief Banking Officer, and a named executive officer for the Company’s 2022 fiscal year, would retire from such role effective April 1, 2023. Following such retirement as an executive officer of the Company on such date, Mr. Braun retired as an employee of the Company’s banking subsidiary, German American Bank (the “Bank”), effective April 5, 2023. In connection with Mr. Braun’s retirement and in consideration of his contributions and dedicated service to the Company and the Bank, the Company’s Board of Directors accelerated vesting of (i) 8,724 shares of restricted stock, and (ii) $60,489 in cash incentive awards, all of which constituted the remaining unvested compensation awards held by Mr. Braun as of the date of his retirement from the Bank.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: April 5, 2023	By:	/s/ D. Neil Dauby
D. Neil Dauby, President and Chief Executive Officer